                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    THE MIDDLEBY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            THE MIDDLEBY CORPORATION
                 ---------------------------------------------

                               2850 W. GOLF ROAD
                                   SUITE 405
                        ROLLING MEADOWS, ILLINOIS 60008

                                                               April 7, 1998

Notice of Annual Stockholders Meeting:

You are hereby notified that the Annual Meeting of Stockholders of The Middleby Corporation (the "Company") will be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois at 10:30 a.m., local time, on Tuesday, May 12, 1998, for the following purposes:

1.  To elect ten directors to hold office until the 1999 Annual Meeting.

2. To consider a proposal to adopt the 1998 Stock Incentive Plan of the Company.

3. To consider a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending January 2, 1999.

4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

You are urged to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please date, sign and return the enclosed proxy in the envelope provided.

                                          By Order of the Board of Directors

                                          JOHN J. HASTINGS
                                          SECRETARY

                            THE MIDDLEBY CORPORATION
                 ---------------------------------------------

                               2850 W. GOLF ROAD
                                   SUITE 405
                        ROLLING MEADOWS, ILLINOIS 60008

                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1998
                                PROXY STATEMENT
                                    GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1998 Annual Meeting of Stockholders (the "Meeting") to be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois, at 10:30 a.m. local time, on Tuesday, May 12, 1998, for the purposes set forth in the accompanying Notice of Meeting. The Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended January 3, 1998 are being mailed to stockholders on or about April 9, 1998.

Stockholders of record at the close of business on March 27, 1998 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 10,908,440 shares of common stock, par value $.01 per share, of the Company ("Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the record date.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted FOR the election of all nominees named under the caption "Election of Directors" as set forth therein as directors of the Company, FOR the adoption of the Company's 1998 Stock Incentive Plan and FOR the ratification of the selection of Arthur Andersen LLP as Independent Auditors for the fiscal year ending January 2, 1999. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Rolling Meadows address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of March 27, 1998.

                      HOLDINGS OF STOCKHOLDERS, DIRECTORS
                             AND EXECUTIVE OFFICERS

The following table sets forth, as of March 27, 1998, the name, address and holdings of each person known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, and the amount of Common Stock beneficially owned by each of the directors and executive officers of the Company and by all directors and executive officers of the Company as a group.

                                           AMOUNT AND
              NAME OF                       NATURE OF           PERCENT
         BENEFICIAL OWNER             BENEFICIAL OWNERSHIP     OF CLASS

William F. Whitman, Jr.               1,843,771 shares(1)      16.9%
The Middleby Corporation
2850 W. Golf Road
Suite 405
Rolling Meadows, IL 60008

Robert R. Henry                       1,624,019 shares(2)(3)   14.9%
Robert Henry & Co., Inc.
P.O. Box 115
Far Hills, NJ 07931

Laura B. Whitman                        446,125 shares(3)(4)    4.1%

David P. Riley                          266,545 shares(5)       2.4%

A. Don Lummus                           208,300 shares(7)       1.9%

Sabin C. Streeter                        26,000 shares             (6)

John R. Miller III                       26,000 shares             (6)

Philip G. Putnam                         10,500 shares(3)          (6)

Joseph G. Tompkins                       11,500 shares(3)          (6)

Robert L. Yohe                           28,500 shares(3)          (6)

John J. Hastings                         35,647 shares(8)          (6)

All directors and executive           4,226,907 shares         38.7%
officers of the Company               (2)(3)(4)(5)(7)(8)(9)
----------------------------------------------------------------------------

NOTES:

(1) Does not include 1,537,125 shares owned by the trusts described in Note (2) below, as to which Mr. Whitman disclaims beneficial ownership. Includes 255,300 shares owned by Mr. Whitman's spouse.

(2) Includes 1,537,125 shares of Common Stock held by Mr. Henry as trustee under trusts as follows: (a) 1,255,875 shares for the benefit of Mr. Whitman's two adult children, W. Fifield Whitman III and Laura B. Whitman (218,625 shares owned by a trust for the benefit of Laura B. Whitman and 437,250 shares owned by a trust for the benefit of W. Fifield Whitman III, and 300,000 shares owned by each of two other trusts, as to one of which Laura B. Whitman is co-trustee -- See Note (4) below), and (b) 281,250 shares for the benefit of Mr. Whitman's spouse. Mr. Henry disclaims beneficial ownership of these shares.

(3) Includes 7,500 shares of Common Stock deemed issued upon exercise of stock options granted in February 1996.

(4) Includes 300,000 shares owned by a trust for the benefit of Laura B. Whitman of which Mr. Henry and Ms. Whitman are co-trustees; these shares are also included in the shares owned by Mr. Henry as trustee as described in Note
    (2) above. Does not include other shares owned by Mr. Henry as trustee for the benefit of Ms. Whitman described in Note (2) above.

(5) Includes 48,650 shares of Common Stock owned by trusts for the benefit of Mr. Riley's two adult children and for which Mr. Riley and his wife serve as trustees. Mr. Riley disclaims beneficial ownership of these shares. Also includes 173,670 shares of Common Stock held by Mr. Riley's spouse in trust.

(6) Represents less than 1% of all common shares outstanding.

(7) Includes 1,000 shares of Common Stock deemed issued upon exercise of stock options granted in May 1992.

(8) Mr. Hastings, age 42, is Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, and his holdings include 17,250 shares of Common Stock deemed issued upon exercise of stock options.

(9) The 300,000 shares indicated in Notes (2) and (4) above have been included only once in this calculation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is required to report to its stockholders those directors, officers and owners of more than 10% of any class of the Company's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who fail to timely file reports of beneficial ownership and changes in beneficial ownership, as required by Section 16(a) of the Exchange Act. Upon a review of these reports, the Company believes that all reports were filed on a timely basis.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Ten directors are to be elected by a plurality of the stockholder votes cast at the Meeting to serve until the 1999 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify. The following persons have been nominated:

                                         PRINCIPAL OCCUPATION(S)                DIRECTOR OF
                                          DURING PAST FIVE YEARS                COMPANY OR
NAME                     AGE          AND OTHER PUBLIC DIRECTORSHIPS         PREDECESSOR SINCE
Robert R. Henry          57    President of Robert R. Henry Co., Inc., a        1996
                               venture capital firm, since 1989. Managing
                               Director of Morgan Stanley & Co., Inc. from
                               1977 to 1989. Advisory Director of Morgan
                               Stanley and a director of Alfacell
                               Corporation, a biotechnology company.
A. Don Lummus            62    Chairman and Chief Executive Officer of          1984
                               Cudgington Machine Tools, a CNC machine tool
                               manufacturer, since 1995. From 1984 to 1994,
                               Vice Chairman of Sasib Bakery North America,
                               Inc. (formerly Stewart Systems, Inc.),
                               manufacturer of automated bakery equipment.
                               Prior thereto, Chairman, President and Chief
                               Executive Officer of Stewart Systems, Inc.

                                         PRINCIPAL OCCUPATION(S)                DIRECTOR OF
                                          DURING PAST FIVE YEARS                COMPANY OR
NAME                     AGE          AND OTHER PUBLIC DIRECTORSHIPS         PREDECESSOR SINCE
John R. Miller III       57    President of Equal Opportunity Publications,     1978
                               Inc., publisher of special market trade
                               magazines. Director of First National Bank
                               of Long Island and its holding company, the
                               First of Long Island Corporation.
Philip G. Putnam         57    Executive Vice President, Brean Murray & Co.     1978
                               Inc., investment bankers, since 1996. From
                               1983 to 1996, Executive Vice President of
                               American Asset Management Company,
                               investment advisers.
David P. Riley           51    President and Chief Executive Officer of the     1983
                               Company and its principal subsidiary,
                               Middleby Marshall Inc. ("MM"). Director of
                               Zebra Technologies Corporation, an
                               industrial equipment manufacturer.
Sabin C. Streeter        56    Adjunct Professor and Executive-in-Residence     1987
                               at Columbia Business School. Director of
                               Donaldson, Lufkin & Jenrette Securities
                               Corp., investment bankers, 1989 to 1990 and
                               1993 to 1997. Managing Director of Sprout
                               Group, its venture capital affiliate, 1991
                               to 1993. Director of Oakwood Homes
                               Corporation, Parker/Hunter Incorporated and
                               Fotoball U.S.A., Inc.
Joseph G. Tompkins       57    President, Saga Investment Co. Inc., an          1996
                               investment advisor, 1992 to present. From
                               1967 to 1995, Morgan Stanley & Co., Inc.,
                               serving as Advisory Director from 1992 to
                               1995 and Managing Director and Head of Asian
                               Equity Business from 1976 to 1994. Member of
                               Advisory Committee, Center for Japanese
                               Studies, Columbia Business School.
William F. Whitman, Jr.  58    Chairman of the Board of the Company and MM.     1978
Laura B. Whitman (1)     30    Assistant Vice President of Christie's, New      1996
                               York. Specialist in Chinese Paintings,
                               Christie's, New York, 1995 to 1997, and
                               Sotheby's, New York, 1990 to 1995.
Robert L. Yohe           61    Independent Director and Corporate Advisor.      1996
                               Vice Chairman and Director of Olin
                               Corporation, a chemicals manufacturer, 1993
                               to 1994, and from 1985 to 1992, President of
                               Olin Chemicals, a division of Olin
                               Corporation. Director of Airgas, Inc., Betz
                               Dearborn, Inc., Calgon Carbon Corporation,
                               LaRoche Industries, Inc. and Marsulex Inc.

--------------
(1) Ms. Whitman is the daughter of the Chairman of the Company.

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

COMMITTEES; BOARD MEETINGS

The Company has an Audit Committee composed of Messrs. Putnam (Chairman), Streeter and Tompkins, and Ms. Whitman. During the fiscal year ended January 3, 1998, the Audit Committee met twice for the purposes of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements for and scope of the audit; (iii) discussing any matters of concern to the Committee and/or the Board of Directors with regard to the Company's financial statements or other results of the audit; and (iv) reviewing the Company's internal accounting procedures and controls and the activities and recommendations of the Company's independent auditors.

The Company has a Compensation Committee composed of Messrs. Yohe (Chairman), Henry, Lummus and Miller. The Compensation Committee met once during the fiscal year ended January 3, 1998. The function of the Compensation Committee is to review and approve recommendations concerning the compensation of the Chairman of the Board and the President and Chief Executive Officer of the Company. The Company does not have a Nominating Committee.

The Board of Directors of the Company held five meetings during the fiscal year ended January 3, 1998, and each director attended at least 75% of all Board and applicable Committee meetings.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities for the fiscal years ending January 3, 1998 (the 1997 fiscal year"), December 28, 1996 (the "1996 fiscal year") and December 30, 1995 (the "1995 fiscal year"), received by those persons who were, at January 3, 1998, (i) the chief executive officer and (ii) the most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                                                      ----
                                                                     AWARDS
                                                                      ----
                                  ANNUAL COMPENSATION              SECURITIES
                                                   OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL       FISCAL  SALARY   BONUS    COMPENSATION     OPTIONS/     COMPENSATION
POSITION                 YEAR   ($)(1)     ($)        ($)(2)       SARS(#)(3)        ($)

David P. Riley           1997  $306,534  $320,000    $39,000         --             $5,520
President and Chief      1996  $285,000  $228,615    $38,000         --             $4,768
Executive Officer        1995  $270,000  $320,790    $38,000         --             $4,935

William F. Whitman, Jr.  1997  $337,238  $320,000    $64,000         --             $5,520
Chairman of the          1996  $312,500  $228,615    $63,000         --             $4,768
Board                    1995  $295,000  $320,790    $63,000         --             $4,935

John J. Hastings (4)     1997  $148,405  $139,870    $--             --             $5,520
Executive Vice           1996  $138,375  $ 76,205    $--             5,000          $4,768
President, Chief         1995  $130,938  $106,930    $--             5,000          $4,935
Financial Officer,
Secretary and Treasurer
---------------------------------------------------------------------------------------------

NOTES:

(1) Figures for the 1997 fiscal year represent a 53 week year.

(2) Amounts for Mr. Riley and Mr. Whitman represent director's fees for services to the Company and its subsidiaries.

(3) Represents options to purchase shares of the Company's Common Stock awarded under the Company's Amended and Restated 1989 Stock Incentive Plan (the "1989 Stock Incentive Plan" or the "1989 Plan").

(4) Mr. Hastings was appointed to these positions on August 27, 1993. Prior thereto and beginning in 1992, he served as Vice President and General Manager of Middleby Cooking Systems Group. Between April 1991 and December 1991, Mr. Hastings was the Vice President and General Manager of MM. Between November 1989 and March 1991, he served as the Vice President and Corporate Controller of the Company, and from February 1987 through November 1989, he was the Director of Finance of MM.

EMPLOYMENT AGREEMENTS

DAVID P. RILEY. The Company and MM entered into an employment agreement with Mr. Riley dated as of January 1, 1988, as restated and amended January 1, 1995 and as amended as of January 1, 1998. The employment agreement, as amended, provides for Mr. Riley to serve as President of the Company and President and Chief Executive Officer of MM (or in such other executive capacities as the Board of Directors of the Company and MM may designate) for a term ending December 31, 2003, and for a specified minimum amount of annual compensation. The agreement further provides that Mr. Riley shall be entitled to one-half of the amounts credited to the Company's executive bonus pool (i.e., 6% of the operating profits of MM, calculated prior to tax, interest, corporate office, and other allocation charges). The agreement contains provisions for termination in the event of death or disability, or for cause, and for the payment of base salary (subject to adjustment) for certain periods following termination of employment in certain events. The agreement provides that after Mr. Riley's termination for any reason, the Company will pay Mr. Riley or his designee retirement benefits in equal monthly installments commencing on the first day of the month following the later to occur of (i) the date of such termination of employment, or (ii) Mr. Riley's 55th birthday (whether or not he is then living). Each monthly installment of retirement benefits shall be in an amount (subject to consumer price index ("CPI") adjustments) equal to one-twelfth
( 1/12) of certain percentages (ranging from 10% to 50%) of Mr. Riley's total compensation in effect during the last year of his employment with the Company, depending on the date of termination of employment. Retirement benefits will be paid to Mr. Riley for his life, or if he dies before age 75, such benefits, reduced by 50%, will be paid to his spouse until Mr. Riley would have attained age 75.

In addition, MM and the Company may terminate the agreement without cause upon two years notice; further, Mr. Riley may terminate the agreement and continue to receive his base salary (subject to adjustment) for two years (but not beyond December 31, 2003) if the Company and MM relocate their executive offices outside of the Chicago metropolitan area. If Mr. Riley voluntarily terminates his employment for certain reasons, or if the Company terminates the agreement for cause, then Mr. Riley may not compete with the Company or MM for a period of two years following termination of his employment. Moreover, the agreement extends to Mr. Riley rights similar to those extended to Mr. Whitman in the event of a change in control of the Company.

If Mr. Riley remains an employee of the Company until the first to occur of (i) his 55th birthday, or (ii) his death, the Company will maintain for the continued benefit of Mr. Riley and his spouse after termination of his employment all health and medical plans and programs which the Company maintains for its senior executives and their families.

WILLIAM F. WHITMAN, JR. The Company and MM entered into an employment agreement with Mr. Whitman dated as of March 10, 1978, as amended and restated January 1, 1995 and as amended as of January 1, 1998. The employment agreement, as amended, provides, among other things, for Mr. Whitman to serve as Chairman of the Board of Directors of the Company and Chairman of the Board of MM for a term ending December 31, 2003 and for a specified minimum amount of annual compensation. The agreement provides that Mr. Whitman is to be entitled to a distribution equal to one-half of the amounts credited to the Company's executive bonus pool, along with similar distributions of any other bonus or similar program established by the Company or MM. In addition, the employment agreement provides that Mr. Whitman shall be entitled to certain retirement benefits in the event of Mr. Whitman's termination of employment for any reason, including death or disability, such payments to commence on the first day of the month following the date of such termination of employment. Each monthly installment of retirement benefits shall be in an amount (subject to CPI adjustments) equal to one-twelfth ( 1/12) of 75% of Mr. Whitman's total compensation in effect during the last year of his employment with the Company. Any such retirement benefits will be reduced, commencing March 1, 2005, by the amount per month which Mr. Whitman is entitled to receive under the Salaried Retirement Plan of the Company which was terminated in 1982. Retirement benefits will be paid to Mr. Whitman for his life, or if he dies before age 75, until he would have attained age 75.

The employment agreement gives both parties the right to terminate in the event of a breach (willful breach, if the Company is terminating) of the obligations of the other party under the agreement, with certain payments to Mr. Whitman in certain events. The agreement may also be terminated by the Company at any time without cause upon 90 days notice, such termination to be effective in two years, but in such event Mr. Whitman would be entitled to salary and bonus for such two-year period. After termination for any reason except breach by the Company or MM, the Company and MM may elect to pay Mr. Whitman his base salary for an additional year, in which event Mr. Whitman may not compete with the Company or MM for such period of time. Moreover, the agreement extends to Mr. Whitman the right to terminate his employment at any time during a two-year period following a change in control of the Company, and upon such termination Mr. Whitman is entitled to receive as severance pay an amount equal to two years of his base salary, all accrued but unpaid salary, all benefits under the executive bonus pool and all retirement benefits under the agreement.

In addition, the Company maintains for the continued benefit of Mr. Whitman and his spouse all health and medical plans and programs which the Company maintains for its senior executives and their families. Mr. Whitman and his spouse are entitled to such health and medical benefits for life.

SUPPLEMENTAL RETIREMENT BENEFIT PLAN

The Company adopted a non-qualified supplemental retirement benefit plan, effective July 5, 1993, for senior management employees who retire from the Company or MM. The purpose of this plan is to supplement the current profit sharing and bonus plans. The supplemental retirement benefit plan, which is unfunded, provides for an annual retirement benefit equal to 1.25% of base salary for each year of service beginning January 1, 1993, with a twenty year maximum. The maximum annual benefit is 25% of base salary after 20 years of service, beginning January 1, 1993. Retirement age is 65, and participants must be employees of the Company or MM at the time of retirement to obtain this benefit. For the purpose of the plan, base salary is the average salary for the last three years of service prior to retirement. The number of years of service is based on the date of hire or January 1, 1993, whichever is later. Partial years of service are not counted. Plan benefits are not subject to off-set for social security or other non-plan benefits.

At January 3, 1998, the only individual named in the Summary Compensation Table who participated in this plan was Mr. Hastings, who had five years of credited service. Messrs. Riley and Whitman have separate pension plans in accordance with their employment agreements with the Company.

The following table indicates examples of annual pension benefits to be paid in an annuity of equal monthly installments upon normal retirement at age 65:

AVERAGE FINAL     ESTIMATED ANNUAL PENSION BENEFITS AT AGE 65
THREE YEARS OF   5 YEARS    10 YEARS     15 YEARS     20 YEARS
 BASE SALARY     SERVICE     SERVICE      SERVICE      SERVICE

  $  100,000    $   6,250   $  12,500    $  18,750    $  25,000

     150,000        9,375      18,750       28,125       37,500

     200,000       12,500      25,000       37,500       50,000

     250,000       15,625      31,250       46,875       62,500

     300,000       18,750      37,500       56,250       75,000

PROFIT SHARING PLAN

The Company maintains a tax-qualified Profit Sharing and Savings Plan for those of its employees and the employees of affiliated employers who are not union employees, non-resident aliens or leased employees. Each eligible employee becomes a participant upon employment. This Plan provides for an annual discretionary contribution by the Company and affiliated companies. The contribution is allocated to individual accounts of participants in proportion to their compensation and is integrated with the applicable Social Security taxable wage base. A participant's profit sharing account begins vesting after 3 years of service with the Company and affiliated employers and is fully vested after 7 years of service. A participant whose employment terminates for reasons other than death, total disability or retirement on or after attaining age 65 is entitled only to the vested portion of his account. The Plan also permits participants to contribute to their own accounts on a pre-tax basis by means of compensation reduction elections. The portion of a participant's account that is attributable to compensation reduction contributions is always 100% vested. The Plan also permits the Company and affiliated employers to make discretionary matching contributions under the Savings Plan that are allocated to participants as a uniform percentage of their compensation reduction contributions for the same year. The portion of a participant's account that is attributable to matching contributions is subject to the same vesting rules that apply to that participant's profit sharing account. During the fiscal year ended January 3, 1998, the Company made Profit Sharing Plan contributions of $375,000 and no matching contributions to the Savings Plan. Aggregate contributions to executive officers in such fiscal year totaled $16,560.

OPTIONS

No option grants were made during the fiscal year ended January 3, 1998 to the named executive officers of the Company.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended January 3, 1998 by each of the named executive officers and the fiscal year-end value of unexercised options under the 1989 Stock Incentive Plan. Options awarded under the 1989 Stock Incentive Plan become exercisable in accordance with the terms of the grant, generally in 25% increments annually, commencing one year after the grant date.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                            SECURITIES       VALUE OF
                                                            UNDERLYING     UNEXERCISED
                                                           UNEXERCISED     IN-THE-MONEY
                                                           OPTIONS/SARS    OPTIONS/SARS
                                                           AT FY-END(#)    AT FY-END($)
                       SHARES ACQUIRED   VALUE REALIZED    EXERCISABLE/    EXERCISABLE/
NAME                   ON EXERCISE (#)         ($)        UNEXERCISABLE   UNEXERCISABLE
David P. Riley                0                n/a             0/0             n/a

William F. Whitman,
Jr.                           0                n/a             0/0             n/a

John J. Hastings              0                n/a         17,250/3,750   $79,156/$9,844

STOCK PRICE PERFORMANCE GRAPH

The graph below compares five-year cumulative total return for a stockholder investing $100 in the Company on December 31, 1992, with the Nasdaq Stock Market Index and the Index of Nasdaq Non-Financial Stocks over the same period, assuming reinvestment of dividends. The Company does not believe it is feasible to provide a comparison against a group of peer companies, as there is an insufficient number of other similar publicly traded companies. The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates the information contained therein by reference, and shall not otherwise be deemed filed under such Acts.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            THE MIDDLEBY CORPORATION     THE NASDAQ STOCK MARKET INDEX     NASDAQ NON-FINANCIAL STOCKS INDEX
1992                              $100                              $100                                  $100
1993                            110.53                            114.80                                115.46
1994                            178.95                            112.21                                111.02
1995                            400.00                            158.70                                154.73
1996                            268.42                            195.19                                188.02
1997                            328.97                            239.53                                220.65

REPORT OF THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS

This Report of the Compensation Committee and Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act except to the extent the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee reviews and approves recommendations concerning the compensation of the Chairman and the President and Chief Executive Officer of the Company. The full Board of Directors reviews the Company's operating profit target levels and the bonus component of the compensation of executive officers and senior managers of the Company, other than the Chairman and the President and Chief Executive Officer.

William F. Whitman, Jr., Chairman of the Board, and David P. Riley, President and Chief Executive Officer, are employed by the Company pursuant to individual employment agreements. These employment agreements are summarized elsewhere in this Proxy Statement. Mr. Whitman's employment agreement establishes the components of his compensation arrangement as a minimum base salary plus a bonus based upon Company performance as measured by a percentage of defined operating profits. Mr. Riley's employment agreement also provides for a minimum base salary plus a bonus identical to that of Mr. Whitman (i.e., based on Company performance as measured by the same percentage of defined operating profits). The current levels of base salary for Messrs. Whitman and Riley have been determined on the basis of the value contributed by these individuals to the longstanding operations of the Company and MM. The bonus formula for the Chairman and the President and Chief Executive Officer was originally established in 1978 and amended in 1992, and is directly related to the operating profits of the Company. The Compensation Committee believes that such formula, as well as the current levels of base salary with respect to such officers, provide fair incentives without being unfair to stockholders.

The compensation of other executive officers and senior managers of the Company are set at levels to be competitive with amounts paid to executive officers and senior managers with comparable qualifications, experience and responsibilities at other businesses of similar type or with similar market capitalization. Such individuals receive a salary and also participate in an annual Management Incentive Compensation Plan. The Plan provides for payment of bonuses determined as a percentage of such participant's base salary depending on the achievement of certain levels of operating profits, earnings before tax and/or return on investment percentage. Target levels are set annually to be in line with the Company's annual budget, and are presented by the President and Chief Executive Officer to the Board of Directors for review and approval.

The Board of Directors believes that awards under the Company's incentive plans link the financial interests of management with those of the stockholders. Grants during any fiscal year, including the fiscal year ended January 3, 1998, are based on an individual's long-term contribution to the operations of the Company and MM.

               The Compensation Committee:
               Robert L. Yohe, Chairman, Robert R. Henry,
               A. Don Lummus and John R. Miller III

               Other Directors:
               William F. Whitman, Jr., David P. Riley, Philip G. Putnam, Sabin C. Streeter, Joseph G. Tompkins and Laura B. Whitman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Robert R. Henry, A. Don Lummus, John R. Miller III and Robert L. Yohe, all of whom are independent directors of the Company and are not officers of the Company. William F. Whitman, Jr., the Chairman of the Board, and David P. Riley, the President and Chief Executive Officer of the Company, participate with the full board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Messrs. Whitman and Riley, however, are subject to the review and approval of the Compensation Committee.

DIRECTORS' COMPENSATION

Each director of the Company receives an annual fee of $12,000, and each director who is not an officer of the Company receives an additional fee of $1,000 for each meeting of the Board of Directors or committee thereof that he or she attends. Each director who serves as a committee chair receives an additional annual fee of $2,000.

DIRECTORS' RETIREMENT PLAN

The Company maintains an unfunded retirement plan for non-employee directors. The plan provides for an annual benefit upon retirement from the Board of Directors at age 70, equal to 100% of the director's last annual retainer, payable on a quarterly basis for a number of years equal to the director's years of service, up to a maximum of 10 years.

                              CERTAIN TRANSACTIONS

In December 1997, the Company completed the sale of an aggregate of 2,391,500 shares of Common Stock in a public offering. Philip G. Putnam, a director of the Company, is Executive Vice President of Brean Murray & Co., which acted as co-underwriter of the offering. The aggregate underwriting discounts and commissions to the underwriters were $0.60 per share.

            PROPOSAL NO. 2--TO APPROVE THE 1998 STOCK INCENTIVE PLAN

The Board of Directors recommends that the stockholders adopt the 1998 Stock Incentive Plan (the "Plan"). The Board believes that adoption of the Plan will encourage selected employees of the Company to acquire a proprietary and vested interest in the growth and performance of the Company, will generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, and will enhance the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. The Plan was approved by the Board of Directors on February 19, 1998 (the "Effective Date" of the Plan), subject to stockholder approval. No award will be granted pursuant to the Plan more than 10 years after the Effective Date.

The Company currently maintains the 1989 Stock Incentive Plan, which was previously approved by the stockholders. The Plan is intended as a restructuring of the existing 1989 Plan, as well as an enhancement, to provide the Board greater flexibility to adapt the compensation of certain employees to the changing nature of the Company's business. Accordingly, if the stockholders adopt the 1998 Plan, shares reserved for issuance pursuant to options under the 1989 Plan which have not yet been granted will be canceled, and new awards granted after the Effective Date of the Plan will be made under the Plan. Awards currently outstanding under the existing 1989 Plan will not be affected.

Subject to adoption of the Plan, William F. Whitman and David P. Riley have each been granted options for 100,000 shares of Company Common Stock under the Plan. Such options were granted at an exercise price of $7.094 and vest as follows:
(i) 40,000 shares vest immediately, (ii) an additional 30,000 shares vest when the market price of the Common Stock reaches or exceeds $10.094 and (iii) the remaining 30,000 shares vest when the market price of the Common Stock reaches or exceeds $14.094. No other options have been granted pursuant to the Plan.

The following summary of certain provisions of the Plan (as proposed to be adopted) is subject to the complete text of the Plan attached to this Proxy Statement as Appendix A. On April 1, 1998, the closing price of the Common Stock on the Nasdaq National Market was $7.125.

TYPES OF AWARDS

The Plan would permit the granting of any or all of the following: (1) stock options, including incentive stock options, (2) stock appreciation rights ("SARs"), in tandem with stock options or free-standing, (3) restricted stock and (4) performance stock.

AUTHORITY OF THE BOARD OF DIRECTORS

The Plan shall be administered by the Board of Directors of the Company. The Board has the authority to make grants and to determine their terms; provided, however, that the selection of eligible employees for participation and decisions concerning the timing, pricing and amount of a grant will be made solely by a committee consisting of two or more directors. Subject to the provisions of the Plan, the Board has the authority to interpret the provisions of the Plan, to adopt any rules, procedures and forms necessary for the operation and administration of the Plan, and to determine all questions relating to the eligibility and other rights of all persons under the Plan. All employees of the Company and its subsidiaries and affiliates are eligible to be participants.

SHARES SUBJECT TO PLAN

550,000 shares of Common Stock are available for grants under the Plan, such number of shares being subject to adjustment if there is a merger, consolidation, stock dividend, split-up, combination, or exchange of shares, recapitalization or change in capitalization with respect to the shares of Common Stock. The shares of stock deliverable under the Plan may consist in whole or in part of unissued shares or reacquired shares. If a grant expires or is canceled, any shares which were not issued or fully vested under the grant at the time of expiration or cancellation will again be available for grants.

STOCK OPTIONS

Options may be either "Incentive Stock Options," as defined in Section 422 of the Internal Revenue Code, or options not intended to be so qualified ("Non-qualified Options"). The Board may grant more than one option to a participant during the life of the Plan, and such option may be in addition to an option or options previously granted; provided, however, that the aggregate fair market value of stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000. Incentive Stock Options shall be exercisable at no less than 100% of the fair market value of the shares on the date of grant, subject to anti-dilution provisions; provided, however, that if any Incentive Stock Option is granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company, actually or constructively under
Section 424 of the Internal Revenue Code, such option shall be exercisable at 110% of the fair market value of the stock subject to the option. Non-qualified Options may be granted at less than 100% of the fair market value of shares on the date of grant.

To ensure compliance with Section 162(m) of the Code with respect to future grants of options under the Plan, the Company proposes (i) to limit the number of shares to which options may be granted to each executive officer whose compensation is required to be reported in the Company's annual proxy statement (an "Executive Officer") to 100,000 during any fiscal year during which such person serves as an Executive Officer and (ii) to provide that certain required decisions concerning grants under the Plan will be made by a committee of "outside directors" appointed by the Board of Directors. Section 162(m) of the Code limits the deductible compensation paid to Executive Officers of publicly held corporations to $1,000,000. Any taxable compensation which is recognized by an Executive Officer upon (i) the exercise of a nonstatutory option or (ii) a disqualifying disposition of stock acquired under an incentive stock option, is subject to the limit. However, the limit will not apply if the options are granted under a stockholder-approved plan document which specifies the maximum number of option shares that can be granted to an Executive Officer during the corporation's tax year, provided that each grant is determined by a directors' committee which is comprised solely of "outside directors."

Options granted pursuant to the Plan generally will be transferable only by will or by laws governing descent and distribution, and during the lifetime of an optionee, will be exercisable only by the optionee. However, subject to the approval of the Board, the Plan will provide that an option may be transferable as permitted under the Exchange Act, as long as such transfers are made to one or more of the following: family members, including children of the optionee, the spouse of the optionee, or grandchildren of the optionee, trusts for such family members or charities ("Transferees"), and provided that such transfer is a bona fide gift and accordingly, the optionee receives no consideration for the transfer, and that the options transferred continue to be subject to the same terms and conditions that were applicable to the options immediately prior to the transfer. In the event of such a transfer, the Transferee may not subsequently transfer such option. However, the designation of a beneficiary will not constitute a transfer.

No option will be exercisable following three months after termination of employment with the Company (or such shorter or longer period as the option may provide) unless such termination of employment occurs by reason of disability or death. In the event of the disability or death of an optionee while an employee of the Company or any subsidiary of the Company, the options or unexercisable portions thereof, to the extent exercisable on the date of disability or death, shall be exercisable at any time for a period not to exceed the expiration of one year from the date of disability or death (or such shorter period as the option may provide). In no event, however, shall an option be exercisable after the expiration of ten years from the date such option was granted (five years in the case of Incentive Stock Options granted to an optionee owning more than 10% of the voting power of stock of the Company as contemplated by Section 425 (d) of the Internal Revenue Code), or beyond the term for which it was granted.

Payment for shares of Common Stock purchased upon exercise of an option granted under the Plan shall be made in full at the time of such exercise, whether in cash, shares of the Company's Common Stock (valued at fair market value), by a note payable to the Company, or in a combination of cash, notes and shares of stock. Under this provision, "pyramiding" of the shares may be allowed. In pyramiding, an optionee requests the Company to apply the shares received upon exercise of a portion of an option to satisfy the purchase price for additional portions of the option. The effect of pyramiding is to allow an optionee to deliver a relatively small number of shares in satisfaction of the purchase price of even the largest option. The technique yields an optionee no more than the appreciation or "spread" inherent in the exercise of the option.

STOCK APPRECIATION RIGHTS

An SAR may be granted free-standing or in tandem with new options. However, an SAR which is issued in tandem with an Incentive Stock Option will be subject to the following: (i) it will expire no later than at the expiration of the Incentive Stock Option; (ii) payment under the SAR will not exceed 100% of the difference between the exercise price of the option and the fair market value of stock on the date the SAR is exercised; (iii) it will be transferable only when the option is transferable, and under the same conditions, (iv) it will be exercisable only when the option is exercisable, and (v) it may only be exercised when the fair market value of the Company's stock exceeds the exercise price of the option. Payment by the Company upon exercise of an SAR will be in cash, stock, or any combination thereof as the Board shall determine.

RESTRICTED STOCK

The Plan provides that each grant of restricted stock shall include a description of the restrictions applicable to the grant and the conditions on which the restrictions may be removed. Each grant will also provide whether the recipient must pay any amount in connection with the grant and, if so, the amount and terms of that payment. Such amount shall not exceed 10% of the fair market value of the restricted stock at the time the grant is made, and may be for such lesser amount as shall be determined by the Board of Directors.

PERFORMANCE STOCK

The Plan provides that each grant of performance stock shall include a description of any applicable provisions relating to the performance period and performance criteria. Performance stock awards would offer certain employees the potential for substantial financial incentives (in addition to potential appreciation in the value of Company Common Stock) based on continued service and the achievement of long-term Company performance goals, but in a manner that also places such employees at risk in the event of poor Company performance. The Company is currently evaluating a performance award structure pursuant to which selected employees will be offered the opportunity to purchase a specified number of Company shares at market price. Under the proposed structure, the amount of shares to be granted will be at the discretion of the Plan committee. It is currently proposed that up to 10,000 shares will be offered to each of a group of selected employees for purchase in 1998.

Under the proposed structure, the purchase of shares will be fully financed by full-recourse interest-bearing loans provided by the Company. Purchasing employees will also be eligible to receive a deferred cash incentive award at the end of a 5-year incentive period. Two-thirds of the incentive award will be based on Company performance criteria during the performance period. The remaining one-third of the incentive award would be based on the participant's continued service with the Company until the end of the performance period. The maximum incentive award (based on achievement of certain target performance goals) would be equal to the amount of the loan plus accrued interest through the date of the award payment. The portion of the incentive award attributable to Company performance criteria would vary based on the degree of achievement of the performance requirement. It is currently anticipated that the initial award performance criteria will be based on the Company's earnings per share.

While the foregoing represents the currently anticipated structure of performance stock awards, the Company reserves the right to alter the structure of any performance stock award under the Plan.

ADJUSTMENTS

If there is a merger, consolidation, stock dividend, split-up, combination or exchange of shares, recapitalization or change in capitalization with respect to the shares of Common Stock, or any other corporate action with respect to the shares of Common Stock which, in the opinion of the Board, adversely affects the relative value of a grant, the number of shares and the exercise price (in the case of an option) of any grant which is outstanding at the time of that event will be adjusted by the Board to the extent necessary to remedy the adverse effect on the grant's value.

FEDERAL INCOME TAX CONSEQUENCES

With respect to Non-qualified Options, the difference between the option price and the fair market value of the stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

An exchange of Common Stock in payment of the option price in the case of a Non-qualified Option is considered a tax-free exchange by the optionee to the extent of a like number of new shares, with the new shares retaining the basis and holding period of the old shares. The fair market value of any additional shares transferred to the optionee (representing the excess of the fair market value of all of the new shares over the fair market value of all of the old shares) will constitute ordinary income to the optionee and be deductible by the Company. This amount then becomes the optionee's basis in such shares.

With respect to Incentive Stock Options, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such option, no income for federal income tax purposes will result to such optionee upon the granting or exercise of the option (except that the amount by which the fair market value of the stock at time of exercise exceeds the option price will be a tax preference item under the expanded alternative minimum tax), and in the event of any sale thereafter any amount realized in excess of his cost will be taxed as long-term capital gain and any loss sustained will be long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option. A disqualifying disposition will occur if the optionee makes a disposition of such shares within two years from the date of the granting of the option or within one year after the transfer of such shares to him. If a disqualifying disposition is made, the difference between the option price and the lesser of
(i) the fair market value of the stock at the time the option is exercised or
(ii) the amount realized upon disposition of the stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

An exchange of Common Stock in payment of the option price in the case of an Incentive Stock Option, if the exchange is not a disqualifying disposition of the stock exchanged, is considered to be tax-free. Under proposed regulations, a number of shares received upon exercise equal to the number of shares exchanged will have a basis equal to the basis of the shares exchanged and the remaining shares received will have a zero basis.

An exchange of statutory option stock to acquire other stock on exercise of an Incentive Stock Option is a taxable recognition transaction with respect to the stock disposed of if the minimum statutory holding period for such statutory option stock has not been met. Statutory option stock includes stock acquired through exercise of an Incentive Stock Option, a restricted stock option or an option granted under an employee stock purchase plan. It there is such a premature disposition, ordinary income is attributed to the optionee (and will be deductible by the Company) to the extent of his "bargain" purchase on acquisition of the surrendered stock, and the post-acquisition appreciation in value of such stock is taxed to him as a short-term gain if held for less than the applicable holding period for long-term capital gains, and long-term capital gain if held for such applicable holding period, and will not be deductible by the Company.

A portion of the excess of the amount deductible by the Company over the value of options when issued may be subject to the alternative minimum tax imposed on corporations,

With respect to SARS, the fair market value of shares issued and the amount of cash paid by the Company upon exercise of such rights will be taxable as ordinary income to the holder of the rights and will be deductible by the Company, in each case on the date of exercise. Gain or loss on the subsequent sale of such shares will be eligible for capital gain or loss treatment by the recipient and will have no federal income tax consequences to the Company.

With respect to grants of restricted stock, shares may be granted to an employee without recognition of income by the employee as long as the shares are not transferable and remain subject to a substantial risk of forfeiture. Upon the lapse of any restrictions on the transferability of the shares or the lapse of the conditions creating the risk of forfeiture, the employee is required to recognize ordinary income to the extent of the excess of the fair market value of the shares, determined at the time of the lapse of the applicable restrictions, over the price, if any, paid for the shares. The employee may, alternatively, elect to recognize income at the date of the award, in the amount of the then difference between the value of unrestricted shares and the price, if any, paid by the employee for the restricted shares. The Company is allowed a deduction in an amount equal to the income recognized by the employee in the year such income is recognized. Unless the election referred to above is made, dividends received during the continuation of restrictions on shares will be taxable to the employee as ordinary income for the periods in which such dividends are received, and such dividends will be deductible by the Company as compensation, Dividends received after such election has been made or after the restrictions cease to apply will be taxed as dividends to the employee and will not be deductible by the Company.

The tax consequences with respect to grants of performance stock will depend upon the structure of such awards.

The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to participants or the Company.

VOTE REQUIRED

The affirmative vote of a majority of outstanding shares of Common Stock at the Meeting at which a quorum is present, is necessary to approve this proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE 1998 STOCK INCENTIVE PLAN.

  PROPOSAL NO. 4--RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Arthur Andersen LLP has audited the books and records of the Company since its inception and the Board of Directors desires to continue the services of this firm for the current fiscal year ending January 2, 1999. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment of the firm of Arthur Andersen LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP.

                            ------------------------
                                 MISCELLANEOUS

The Company's 1997 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

COST OF SOLICITATION

All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

PROPOSALS OF SECURITY HOLDERS

Proposals of security holders intended to be presented at the 1999 Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than December 8, 1998.

By order of the Board of Directors.

                                          JOHN J. HASTINGS
                                          SECRETARY

Dated: April 7, 1998

                                   APPENDIX A
                            THE MIDDLEBY CORPORATION
                           1998 STOCK INCENTIVE PLAN
                          (AS PROPOSED TO BE ADOPTED)
                                  INTRODUCTION

This document contains the provisions of The Middleby Corporation 1998 Stock Incentive Plan, as adopted effective as of February 19, 1998 (the "Effective Date"). The purpose of this Plan is to provide a means to attract and retain employees of experience and ability and to furnish additional incentives to them.

                                   ARTICLE I
                                  DEFINITIONS

    1.1.  "BOARD"  means the Company's Board of Directors.

    1.2.  "CODE"  means the Internal Revenue Code of 1986, as amended.

    1.3.  "COMPANY"  means The Middleby Corporation, a Delaware corporation.

    1.4.  "ELIGIBLE EMPLOYEE"  means any employee of an Employer.

    1.5. "EMPLOYER" means the Company or any affiliate or subsidiary of the Company.

    1.6. "FAIR MARKET VALUE" means, as of any date, the closing price of Stock on the national stock exchange or automated quotation system on which the Stock is then listed or, if there was no trading in Stock on that date, the closing price of Stock on such exchange or automated quotation system on the next preceding date on which there was trading in Stock.

    1.7. "GRANT" means any award of Options, Stock Appreciation Rights, Restricted Stock or Performance Stock (or any combination thereof) made under this Plan to an Eligible Employee.

    1.8.  "OPTION"  means any stock option granted under this Plan.

    1.9. "PERFORMANCE STOCK" means Stock issued pursuant to Article VII of this Plan.

    1.10. "PLAN" means The Middleby Corporation 1998 Stock Incentive Plan, as set out in this document and as subsequently amended.

    1.11. "RECIPIENT" means an Eligible Employee to whom a Grant has been made.

    1.12. "RESTRICTED STOCK" means Stock transferred to a Recipient in a Grant which is, at the date on which the Grant is made, both (i) not "transferable" and (ii) "subject to a substantial risk of forfeiture," within the meaning of
Section 83 of the Code.

    1.13. "STOCK" means the Company's authorized common stock, par value $.01 per share.

    1.14. "STOCK APPRECIATION RIGHT" means a right transferred to a Recipient under a Grant which entitles the Recipient, upon exercise, to receive a payment (in cash, Stock or a combination of cash and Stock) which is equal to the increase (if any) in the Fair Market Value of a share of Stock between the date as of which the Grant was made and the date as of which the right is exercised.

    1.15. The masculine gender includes the feminine, and the singular number includes the plural, unless a different meaning is clearly required by the context.

                                   ARTICLE II
                           STOCK AVAILABLE FOR GRANTS

    2.1. 550,000 shares of Stock are available for Grants under the Plan. The Stock available for Grants may include unissued or reacquired shares. If a Grant expires or is canceled, any shares which were not issued or fully vested under the Grant at the time of expiration or cancellation will again be available for Grants.

    2.2. If there is a merger, consolidation, stock dividend, split-up, combination or exchange of shares, recapitalization or change in capitalization with respect to Stock, the total number of shares provided for in Section 2. 1. will be adjusted by the Board to accurately reflect that event.

                                  ARTICLE III
                                 MAKING GRANTS

    3.1. (a) The Board may, at any time while the Plan is in effect and there is Stock available for Grants, make Grants to Eligible Employees; provided, that the selection of Eligible Employees for participation and decisions concerning the timing, pricing and amount of a Grant shall be made solely by a committee consisting of two or more directors. The number of shares of Stock granted in a fiscal year to each executive officer whose compensation is subject to reporting in the Company's annual proxy statement (an "Executive Officer") shall not exceed 100,000 shares for any fiscal year during which he serves as an Executive Officer.

    (b)  No Grant may be made after February 19, 2008.

    (c) All grants and any exercises of Grants are conditioned upon stockholder approval of the Plan as described in Section 9.2.

    (d) If there is a merger, consolidation, stock dividend, split-up, combination or exchange of shares, recapitalization or change in capitalization with respect to Stock, or any other corporate action with respect to Stock which, in the opinion of the Board, adversely affects the relative value of a Grant, the number of shares and the exercise price (in the case of an Option) of any Grant which is outstanding at the time of that event will be adjusted by the Board to the extent necessary to remedy the adverse effect on the Grant's value.

    3.2.  (a)  The terms of each Grant will be set out in a written agreement.

    (b) Subject to the applicable provisions of Article IV, VI, VI or VII, a Grant may contain any terms and conditions which the Board determines, as long as they are consistent with the provisions of the Plan. Such terms may, without limitation, include provisions that Grants shall terminate upon termination of employment in specified circumstances.

                                   ARTICLE IV
                                    OPTIONS

    4.1.  The terms of each Option must include the following:

         (i) The name of the Recipient.

        (ii) The number of shares which are subject to the Option.

        (iii) The term over which the Option may be exercised.

        (iv) A requirement that the Option is not transferable by the Recipient except by will or the laws of descent and distribution and that, during his lifetime, it is exercisable only by him. Provided that, subject to the approval of the Board, an Option may be transferable as permitted under 17 C.F.R. sec. 240.16b-3 and 5, as long as such transfers are made to one or more of the following: family members, including children of the Recipient, the spouse of the Recipient, or grandchildren of the Recipient, trusts for such family members or charities ("Transferees"), and provided that such transfer is a bona fide gift and accordingly, the Recipient receives no consideration for the transfer, and that the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer. In the event of such a transfer, the Transferee may not subsequently transfer this Option. The designation of a beneficiary shall not constitute a transfer.

        (v) A statement of whether the Option is intended to be an "incentive stock option" under Section 422 of the Code or a "nonqualified stock option".

    4.2.  An Option which is intended to be an incentive stock option under
Section 422 of the Code must contain the following terms:

         (i) The exercise price per share must be at least 100% of the Stock's Fair Market Value on the date the Option is granted.

        (ii) The aggregate Fair Market Value (as of the date the Option is granted) of Stock with respect to which incentive stock options are exercisable for the first time by the Recipient during any calendar year (under all stock option plans of the Employers) may not exceed $100,000.

        (iii) The term over which the Option may be exercised may never exceed ten years from the date of Grant.

        (iv) If the Recipient, at the time the option is granted, owns 10% or more of the voting stock of an Employer (including Stock which he is deemed to own under Section 424(d) of the Code), the exercise price must be at least 110% of the Stock's Fair Market Value as of the Option's date of grant, and the term of the Option may not be more than five years from the date of grant.

    4.3. (a) An Option may be exercised, in whole or part, at any time during its term, subject to any specific conditions in the Option's terms and any rules adopted by the Board for the exercise of Options.

    (b) A Recipient may pay the exercise price of an Option in cash or, in the Board's discretion, in shares of Stock owned by him (valued at Fair Market Value), with a note payable to the Company, or in a combination of cash, notes and shares of Stock.

    (c)  The following rules apply to the exercise of Options:

         (i) If a Recipient dies, any Option may, to the extent it was exercisable at his death, be exercised by his estate, within one year after his date of death or such shorter period as the Option may provide.

        (ii) If a Recipient terminates employment because he has become permanently and totally disabled, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within one year after his termination of employment or such shorter period as the Option may provide.

        (iii) If a Recipient terminates employment for any reason other than death or permanent and total disability, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within three months after his termination of employment or such shorter or longer period as the Option may provide.

        (iv) Subparagraph (i), (ii) or (iii) can never operate to make an Option exercisable beyond the term for which it was granted.

    (d) To the extent an Option is not exercised before the expiration of its term or before the expiration of any shorter exercise period under paragraph
(c), it will be canceled.

                                   ARTICLE V
                           STOCK APPRECIATION RIGHTS

    5.1. The terms of each Grant of Stock Appreciation Rights must include the following:

         (i) The name of the Recipient.

        (ii) The number of Stock Appreciation Rights which are being granted.

        (iii) The term over which the Stock Appreciation Rights may be exercised. This term may never exceed ten years from the date of Grant.

        (iv) A description of any events which will cause cancellation of the Stock Appreciation Rights before the end of the term described in subparagraph (iii).

        (v) Whether or not the Stock Appreciation Rights are issued in tandem with any Option, and, if so, the manner in which the Recipient's exercise of one affects his right to exercise the other.

        (vi) A requirement that the Stock Appreciation Rights are not transferable by the Recipient except by will or the laws of descent and distribution and that during his lifetime such Rights are exercisable only by him.

    5.2. Stock Appreciation Rights which are issued in tandem with an Option which is intended to be an incentive stock option under Section 422 of the Code must contain the following terms:

         (i) They will expire no later than at the expiration of the Option.

        (ii) Payment under the Stock Appreciation Rights may not exceed 100% of the difference between the exercise price of the Option and the Fair Market Value of Stock on the date the Stock Appreciation Rights are exercised.

        (iii) They are transferable only when the Option is transferable, and under the same conditions.

        (iv) They are exercisable only when the Option is exercisable.

        (v) They may only be exercised when the Fair Market Value of Stock exceeds the exercise price of the Option.

    5.3. (a) Stock Appreciation Rights may be exercised at any time during their term, subject to Section 5.2., to any specific conditions in their terms and to any rules adopted by the Board for the exercise of Stock Appreciation Rights.

    (b) Determination of the form of payment upon exercise of a Stock Appreciation Right (cash, Stock or a combination of cash and Stock) is solely in the discretion of the Board.

                                   ARTICLE VI
                                RESTRICTED STOCK

    6.1. The terms of each Grant of Restricted Stock must include the following:

         (i) The name of the Recipient.

        (ii) The number of shares of Restricted Stock which are being granted.

        (iii) Whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment. Such amount shall not exceed 10% of the Fair Market Value of the Restricted Stock at the time the Grant is made, and may be such lesser amount as shall be determined by the Board.

        (iv) A description of the restrictions applicable to the Grant and the conditions on which the restriction may be removed.

                                  ARTICLE VII
                               PERFORMANCE STOCK

    7.1. The terms of each grant of Performance Stock must include the following:

         (i) The name of the Recipient.

        (ii) The number of shares of Performance Stock which are being granted.

        (iii) The details of the applicable performance period, if any, and performance criteria, if any.

        (iv) Whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment.

                                  ARTICLE VIII
                                 ADMINISTRATION

    8.1. Subject to Section 3.l(a) hereof, the complete authority to control and manage the operation and administration of the Plan is placed in the Board.

    8.2. Subject to Section 3.l(a) hereof, the Board has all authority which is necessary or appropriate for the operation and administration of the Plan, including the following:

        (a) To make Grants and determine their terms, subject to the provisions of the Plan.

        (b) To interpret the provisions of the Plan.

        (c) To adopt any rules, procedures and forms necessary for the operation and administration of the Plan which are consistent with its provisions.

        (d) To determine all questions relating to the eligibility and other rights of all persons under the Plan.

        (e) To keep all records necessary for the operation and administration of the Plan.

        (f) To designate or employ agents and counsel (who may also be employed by an Employer) to assist in the administration of the Plan.

        (g) To cause any shares of Stock acquired by a Recipient through exercise of a Grant to be recorded on the Company's records in the Recipients' name, and to cause such shares to be issued to the Recipient or to his brokerage account, as he elects.

        (h) To cause any withholding of tax required in connection with a Grant to be made.

                                   ARTICLE IX
                           AMENDMENT AND TERMINATION

    9.1. The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without stockholder approval:

         (i) increase the aggregate number of shares available for Grants (except to reflect an event described in section 2.2); or

        (ii) extend the term of the Plan; or

        (iii) change the definition of Eligible Employee for purposes of the Plan.

    9.2. If the Plan is not, within twelve months of its Effective Date, approved by a majority of the shares voted at a regular or special meeting of the Company's stockholders, the Plan will terminate and all Grants made under it will be canceled.

    9.3. No amendment or termination of the Plan (other than termination under Section 9.2.) may adversely modify any person's rights under an Option unless he consents to the modification in writing.

                                   ARTICLE X
                                 MISCELLANEOUS

    10.1. Neither the provisions of this Plan, nor the fact that a Recipient receives a Grant will constitute or be evidence of a contract of employment, position or compensation level, or give such Recipient any right to continued employment with the Employer. Neither the provisions of this Plan nor the fact that a Recipient receives a Grant will be construed as the Company's guarantee of the tax effects for the Recipient of the receipt of a Grant, transfer of the same, exercise of the same, or the retention or sale of the underlying Stock.

    10.2. If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions. Instead, each provision is fully severable and this Plan will be construed and enforced as if any illegal or invalid provision had never been included.

    10.3. Except as provided in federal law, the provisions of the Plan will be construed in accordance with the laws of Delaware, without giving effect to principles of conflicts of laws.

                            THE MIDDLEBY CORPORATION

         2850 W. GOLF ROAD, SUITE 405,  ROLLING MEADOWS, ILLINOIS 60008
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William F. Whitman, Jr., David P. Riley and John J. Hastings, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 1998 Annual Meeting of Stockholders of THE MIDDLEBY CORPORATION (the "Company") to be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois at 10:30 a.m. local time, on Tuesday, May 12, 1998, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

1. ELECTION OF DIRECTORS

  / / FOR all nominees listed below (unless name of nominee is / / WITHHOLD
  crossed out)                                                AUTHORITY

  Robert R. Henry  A. Don Lummus  John R. Miller III  David P. Riley  Sabin C.
  Streeter  Philip G. Putnam
  Joseph G. Tompkins  William F. Whitman, Jr.  Laura B. Whitman  Robert L.
  Yohe

2. PROPOSAL TO ADOPT THE 1998 STOCK INCENTIVE PLAN

                                        / / FOR      / / AGAINST      / / ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT
  AUDITORS

                                        / / FOR      / / AGAINST      / / ABSTAIN

4. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
  MEETING (which the Board of Directors does not know of prior to April 7,
  1998)

    Management recommends your vote FOR all proposals.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND
                                RETURN PROMPTLY.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR THE ADOPTION OF THE 1998 STOCK INCENTIVE PLAN AND FOR THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS, AND WILL CONFER THE AUTHORITY IN PARAGRAPH 4.

    Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated April 7, 1998, as well as a copy of the 1997 Annual Report to Stockholders.

                                                                          Dated:
                                                 ------------------------, 1998.

                             ---------------------------------------------------

                             ---------------------------------------------------

                                               (SIGNATURE(S) OF STOCKHOLDER(S))

                                             WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                             ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                             PLEASE GIVE TITLE. EACH JOINT OWNER
                                             IS REQUESTED TO SIGN. IF A
                                             CORPORATION OR PARTNERSHIP, PLEASE
                                             SIGN BY AN AUTHORIZED OFFICER OR
                                             PARTNER. PLEASE SIGN IN THE SAME
                                             MANNER AS YOUR CERTIFICATE(S) IS
                                             (ARE) REGISTERED.

  PLEASE COMPLETE, DATE, SIGN AND RETURN this proxy in the envelope provided.